EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Sears, Roebuck and Co. on Form S-8 of our report dated February 24, 1995 (May 10, 1995 as to Note
4), which expresses an unqualified opinion and includes an explanatory paragraph relating to the company changing its accounting for postretirement benefits in 1992, appearing in the Current Report on form 8-K of Sears, Roebuck and Co. dated May 15, 1995. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

November 16, 1995